===============================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 30, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



        Delaware                          1-6407                   75-0571592
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        incorporation)                                       Identification No.)



             One PEI Center                             18711
      Wilkes-Barre, Pennsylvania                     (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

         99.a Press Release issued by Southern Union Company dated January 30, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

     On January 30, 2003 Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the three- and six-month periods ended December 31, 2002 and 2001. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.



                                           SOUTHERN UNION COMPANY AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (Unaudited)



                                                          Three Months Ended             Six Months Ended
                                                             December 31,                   December 31,
                                                         2002            2001            2002            2001
                                                     ------------    ------------    ------------    ------------
                                                      (thousands of dollars, except shares and per share amounts)

Operating revenues ...............................   $    346,185    $    286,407    $    445,814    $    407,010
Cost of gas and other energy .....................       (216,391)       (173,567)       (257,565)       (233,447)
Revenue-related taxes ............................        (12,568)         (9,626)        (15,754)        (13,532)
                                                     ------------    ------------    ------------    ------------
     Operating margin ............................        117,226         103,214         172,495         160,031

Operating expenses:
     Operating, maintenance and general ..........         42,247          42,832          83,620          85,531
     Business restructuring charges ..............           --              --              --            30,553
     Depreciation and amortization ...............         13,618          13,306          28,451          29,483
     Taxes, other than on income and revenues ....          6,153           7,516          12,711          14,275
                                                     ------------    ------------    ------------    ------------
         Total operating expenses ................         62,018          63,654         124,782         159,842
                                                     ------------    ------------    ------------    ------------
         Net operating revenues ..................         55,208          39,560          47,713             189
                                                     ------------    ------------    ------------    ------------

Other income (expenses):
     Interest ....................................        (20,866)        (21,761)        (41,743)        (48,721)
     Dividends on preferred securities of
         subsidiary trust ........................         (2,370)         (2,370)         (4,740)         (4,740)
     Other, net ..................................         (2,680)           (940)         13,726          22,640
                                                     ------------    ------------    ------------    ------------
         Total other expenses, net ...............        (25,916)        (25,071)        (32,757)        (30,821)
                                                     ------------    ------------    ------------    ------------
Earnings (loss) from continuing operations
     before income taxes (benefit) ...............         29,292          14,489          14,956         (30,632)
Federal and state income taxes (benefit) .........         11,013           5,506           5,623          (9,056)
                                                     ------------    ------------    ------------    ------------
Earnings (loss) from continuing operations .......         18,279           8,983           9,333         (21,576)
                                                     ------------    ------------    ------------    ------------

Discontinued operations:
     Earnings from discontinued operations .......         17,853          17,366          21,781          15,508
     Federal and state income taxes ..............          6,713           6,599           8,190           4,585
                                                     ------------    ------------    ------------    ------------
Earnings from discontinued operations ............         11,140          10,767          13,591          10,923
                                                     ------------    ------------    ------------    ------------

Net earnings (loss) ..............................   $     29,419    $     19,750    $     22,924    $    (10,653)
                                                     ============    ============    ============    ============

Diluted earnings (loss) from continuing operations
     per share ...................................   $       0.33    $       0.16    $       0.17    $      (0.40)
                                                     ============    ============    ============    ============

Diluted net earnings (loss) per share ............   $       0.53    $       0.35    $       0.41    $      (0.20)
                                                     ============    ============    ============    ============

Weighted average shares outstanding - diluted ....     55,937,697      56,389,022      55,875,307      54,187,335
                                                     ============    ============    ============    ============









                                    See Notes to Condensed Consolidated Financial Statements.


                                             SOUTHERN UNION COMPANY AND SUBSIDIARIES
                                              CONDENSED CONSOLIDATED BALANCE SHEET
                                                           (Unaudited)
                                                             ASSETS

                                                                       December 31,             June 30,
                                                                    2002           2001          2002
                                                                --------------------------    -----------
                                                                          (thousands of dollars)

Property, plant and equipment:
     Utility plant, at cost .................................   $ 1,808,587    $ 1,754,127    $ 1,773,884
     Less accumulated depreciation and amortization .........      (627,818)      (586,415)      (604,114)
                                                                -----------    -----------    -----------
          Net property, plant and equipment .................     1,180,769      1,167,712      1,169,770
                                                                -----------    -----------    -----------

Current assets:
     Cash and cash equivalents ..............................          --             --             --
     Accounts receivable, billed and unbilled, net ..........       223,555        162,687         95,036
     Inventories, principally at average cost ...............        77,893        155,881        101,076
     Deferred gas purchase costs ............................        29,446         20,871           --
     Investment securities available for sale ...............           631          7,201          1,163
     Prepayments and other ..................................         9,836          9,802         13,527
     Assets held for sale ...................................       446,851        447,352        395,446
                                                                -----------    -----------    -----------
          Total current assets ..............................       788,212        803,794        606,248
                                                                -----------    -----------    -----------

Goodwill, net ...............................................       642,921        642,921        642,921

Deferred charges ............................................       202,493        223,323        206,130

Investment securities, at cost ..............................         9,786         19,226          9,786

Real estate .................................................          --            2,482           --

Other .......................................................        41,316         41,983         41,612
                                                                -----------    -----------    -----------

     Total assets ...........................................   $ 2,865,497    $ 2,901,441    $ 2,676,467
                                                                ===========    ===========    ===========



                                                 CAPITALIZATION AND LIABILITIES

Capitalization:
     Common stockholders' equity ............................   $   711,640    $   664,505    $   685,364
     Preferred stock of subsidiary trust, $25 par ...........       100,000        100,000        100,000
     Long-term debt and capital lease obligation ............     1,041,256        803,096      1,082,210
                                                                -----------    -----------    -----------
         Total capitalization ...............................     1,852,896      1,567,601      1,867,574
                                                                -----------    -----------    -----------

Current liabilities:
     Long-term debt due within one year .....................        67,190        526,642        108,203
     Notes payable ..........................................       290,000        214,950        131,800
     Accounts payable .......................................       128,511         93,321         71,532
     Federal, state and local taxes .........................        29,261         31,415          9,212
     Accrued dividends on preferred stock of subsidiary trust          --             --             --
     Other ..................................................        56,110         70,345         61,731
     Liabilities related to assets held for sale ............        80,758         68,856         65,921
                                                                -----------    -----------    -----------
         Total current liabilities ..........................       651,830      1,005,529        448,399
                                                                -----------    -----------    -----------

Deferred credits and other liabilities ......................       360,771        328,311        360,494
                                                                -----------    -----------    -----------

     Total capitalization and liabilities ...................   $ 2,865,497    $ 2,901,441    $ 2,676,467
                                                                ===========    ===========    ===========








                                  See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION

The condensed consolidated financial statements have been prepared by Southern Union Company (the "Company") and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 - DISCONTINUED OPERATIONS

On October 16, 2002, the Company agreed to sell its Southern Union Gas Company (Southern Union Gas) natural gas operating division and related assets to ONEOK, Inc. for approximately $420,000,000 in cash. In addition to Southern Union Gas, the sale involved the divestiture of Mercado Gas Services, Inc., SUPro Energy Company, Southern Transmission Company, Southern Union Energy International, Inc., Southern Union International Investments, Inc. and Norteno Pipeline Company (collectively, the "Texas Operations"). The transaction closed effective January 1, 2003. In accordance with generally accepted accounting principles ("GAAP"), the Texas Operations' assets and liabilities have been segregated and reported as held for sale in the Condensed Consolidated Balance Sheet as of December 31, 2002, and the related results of operations have been segregated and reported as discontinued operations in the Condensed Consolidated Statement of Operations for the three- and six-month periods ended December 31, 2002. All prior period amounts have been reclassified to conform with the current period presentation. Additionally, once the assets of the Texas Operations were deemed to be "held for sale" in October 2002, depreciation of such assets ceased in accordance with GAAP. This resulted in approximately $3.5 million of reduced depreciation expense for the three-month period ended December 31, 2002 compared with 2001.

NOTE 3 -- OTHER INCOME (EXPENSE), NET

Other expense for the three-month period ended December 31, 2002 was $2,680,000 compared with $940,000 in 2001. Other expense for the three-month period ended December 31, 2002 includes $2,838,000 of litigation costs associated with the Company's attempts to purchase Southwest Gas Corporation ("Southwest"). Other expense for the three-month period ended December 31, 2001 includes $3,300,000 of legal costs related to the Southwest litigation and a $1,500,000 loss on the sale of South Florida Natural Gas, a natural gas division of Southern Union, and Atlantic Gas Corporation, a Florida propane subsidiary of the Company (collectively, the "Florida Operations"). These items were partially offset by the recognition of $1,976,000 of previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary and $1,298,000 of interest and dividend income.

Other income for the six-month period ended December 31, 2002 was $13,726,000 compared with $22,640,000 in 2001. Other income for the six-month period ended December 31, 2002 includes a gain of $17,500,000 on the settlement of the Southwest litigation. This gain was partially offset by $4,969,000 of related legal costs. Other income for the six-month period ended December 31, 2001 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, a gain of $4,653,000 realized through the sale of marketing contracts held by PG Energy Services Inc., $3,203,000 of interest and dividend income and the recognition of $2,333,000 in previously recorded deferred income related to financial derivative energy trading activity. These items were partially offset by $4,906,000 of legal costs associated with the Southwest litigation and a $1,500,000 loss on the sale of the Florida Operations, previously discussed.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's gas utility operations, including both continuing and discontinued operations, for the three- and six-month periods ended December 31, 2002 and 2001:

                                                            Three Months                Six Months
                                                         Ended December 31,         Ended December 31,
                                                         2002          2001         2002          2001
                                                      ---------     ---------     ---------     ---------

Average number of gas sales customers served:
     Residential .................................    1,340,918     1,331,980     1,335,048     1,322,753
     Commercial ..................................      134,059       127,823       132,119       126,463
     Industrial and irrigation ...................        1,028         4,221         1,024         4,229
     Public authorities and other ................        3,350         3,180         3,348         3,168
                                                     ----------    ----------    ----------    ----------
          Total average customers served .........    1,479,355     1,467,204     1,471,539     1,456,613
                                                     ==========    ==========    ==========    ==========

Gas sales in millions of cubic feet (MMcf)
     Residential .................................       24,481        18,124        31,309        25,084
     Commercial ..................................       10,016         7,552        13,841        11,227
     Industrial and irrigation ...................        1,010           927         1,848         1,936
     Public authorities and other ................          767           645         1,034           890
                                                     ----------    ----------    ----------    ----------
          Gas sales billed .......................       36,274        27,248        48,032        39,137
     Net change in unbilled gas sales ............       13,874        13,056        13,726        13,450
                                                     ----------    ----------    ----------    ----------
          Total gas sales ........................       50,148        40,304        61,758        52,587
                                                     ==========    ==========    ==========    ==========

Gas sales revenues (thousands of dollars):
     Residential .................................   $  221,654    $  189,541    $  306,780    $  286,329
     Commercial ..................................       79,375        66,455       110,949       102,641
     Industrial and irrigation ...................        6,538         7,776        11,714        15,489
     Public authorities and other ................        4,438         3,784         6,116         5,383
                                                     ----------    ----------    ----------    ----------
          Gas revenues billed ....................      312,005       267,556       435,559       409,842
     Net change in unbilled gas sales revenues ...      100,708        80,312       102,662        83,685
                                                     ----------    ----------    ----------    ----------
          Total gas sales revenues ...............   $  412,713    $  347,868    $  538,221    $  493,527
                                                     ==========    ==========    ==========    ==========

Gas sales revenue per thousand cubic feet billed:
     Residential .................................   $     9.05    $    10.46    $     9.80    $    11.41
     Commercial ..................................         7.92          8.80          8.02          9.14
     Industrial and irrigation ...................         6.47          8.39          6.34          8.00
     Public authorities and other ................         5.79          5.86          5.91          6.05

Weather:
     Degree days:
          Southern Union Gas service territories .          814           733           785           735
          Missouri Gas Energy service territories         1,995         1,504         2,009         1,571
          PG Energy service territories ..........        2,325         1,800         2,425         1,995
          New England service territories ........        2,034         1,695         2,059         1,813

     Percent of 30-year measure:
          Southern Union Gas service territories .           98%           89%           97%           89%
          Missouri Gas Energy service territories           102%           76%           99%           77%
          PG Energy service territories ..........          106%           83%          103%           85%
          New England service territories ........          103%           85%           99%           87%

Gas transported in millions of cubic feet ........       22,844        22,094        40,237        40,279

Gas transportation revenues (thousands of dollars)   $   13,548    $   12,749    $   21,174    $   19,637





The above information does not include the Company's 43% equity ownership in a natural gas distribution company serving 25,000 customers in Piedras Negras, Mexico.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      SOUTHERN UNION COMPANY
                                                           (Registrant)



Date     January 30, 2003                     By  DAVID J. KVAPIL
      ----------------------                      ----------------------------
                                                  David J. Kvapil
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit Number                            Description


      99.a       Press Release issued by Southern Union Company dated
                 January 30, 2003

                                                                  EXHIBIT 99.a



03-02
For further information:
Richard N. Marshall
Treasurer & Director of Investor Relations
570.829.8662

             SOUTHERN UNION ANNOUNCES RECORD SECOND QUARTER EARNINGS Company to Host Conference Call & Webcast at 2 P.M. ET Today

         WILKES-BARRE, Pa., (January 30, 2003) - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) today reported record second quarter earnings from continuing and discontinued operations (hereafter referred to as "net earnings") of $29,419,000 ($.53 per common share, diluted for outstanding options and warrants - hereafter referred to as "per share") for the three-month period ended December 31, 2002, compared with net earnings of $19,750,000 ($.35 per share) for the same period in 2001.
          Thomas F. Karam, President and Chief Operating Officer of Southern Union Company, stated, "We are extremely pleased to report a 50 percent increase in our second quarter results. Normal winter weather throughout most of our service territories and our management's continuing execution of the Company's disciplined cost controls have combined to deliver these record earnings to our shareholders. We fully expect to build on our growing earnings momentum in the third quarter and beyond."
         Net earnings for the three months ended December 31, 2002, reflect slightly colder-than-normal weather throughout most of Southern Union's service territories. The resulting increase in operating margin and improved reductions in operating and maintenance expenses were partially offset by certain costs incurred in advance of the sale of the Company's Southern Union Gas division and other related assets (collectively, the "Texas Operations"). Effective January 1, 2003, the Company completed the sale of the Texas Operations and will record a gain on the sale during the third quarter ended March 31, 2003. Net earnings for the quarter ended December 31, 2001, were negatively impacted by warmer-than-normal weather throughout all of the Company's service territories.
         For the six months ended December 31, 2002, Southern Union recorded net earnings of $22,924,000 ($.41 per share) compared with a net loss of $10,653,000 ($.20 per share) in 2001. Excluding certain non-recurring items (described below), net earnings for the six months ended December 31, 2002, were $15,105,000 ($.27 per share) compared with net earnings of $3,145,000 ($.06 per share) in 2001.
         Net earnings for the six months ended December 31, 2002, included an after-tax gain of $10,920,000 ($.20 per share) on the settlement of the Company's claims against Southwest Gas Corporation ("Southwest Gas") for fraud and bad faith breach of contract related to a 1999 blocked acquisition attempt. This gain was partially offset by related litigation expense totaling $3,101,000 ($.06 per share), net of tax. The net loss for the six months ended December 31, 2001, included an after-tax restructuring charge totaling $20,409,000 ($.38 per share), a goodwill impairment charge of $3,358,000 ($.06 per share), and after-tax litigation expense totaling $3,061,000 ($.06 per share) related to the Southwest Gas case. These charges for the six months ended December 31, 2001, were partially offset by $10,712,000 ($.20 per share) in after-tax gains generated from the settlement of interest rate swaps and a $2,318,000
($.04 per share) net after-tax gain on the sale of certain subsidiaries and non-core assets.
         Other significant events occurring in the second quarter ended December 31, 2002:
o In November 2002, Southern Union's Energy Worx, Inc. subsidiary entered into a multi-year agreement with Southern Star Central Corp. to manage its Central Pipeline. Southern Star Central Corp. is a private equity fund sponsored by American International Group, Inc.
o In December 2002, an Arizona Federal District Court jury awarded Southern Union more than $60 million in damages related to Arizona Corporation Commissioner James C. Irvin's interference in its Southwest Gas acquisition attempt. It should be noted that generally accepted accounting principles do not allow for the recording of this gain until such time that it is actually received.
o In December 2002, Southern Union and AIG Highstar Capital, L.P. reached a definitive agreement with CMS Energy Corporation to acquire the CMS Panhandle Companies for approximately $1.8 billion, which includes $1.166 billion in gross debt. The acquisition will close following certain state and federal regulatory approvals.
o It should also be noted that in January 2003, Southern Union received a $5 million pre-tax settlement payment from ONEOK, Inc., related to its blocked acquisition of Southwest Gas. This settlement will not be recorded as income until the third quarter ended March 31, 2003.
         Southern Union will host a live Webcast and conference call today at 2 p.m. ET (1 p.m. CT) to discuss second quarter results and outlook. To participate, visit www.southernunionco.com or call 800-240-5318 approximately ten minutes prior to the start and refer to the Southern Union conference call. A replay of the call will be available through February 6, 2003, by dialing 800-405-2236 and entering conference ID 520164#. A replay of the Webcast will also be available on Southern Union's Web site.
         Southern Union Company is an energy distribution company serving approximately 1 million natural gas customers through its operating divisions in Missouri, Pennsylvania, Rhode Island and Massachusetts. Southern Union also owns and operates electric generating facilities in Pennsylvania. For further information, visit www.southernunionco.com.
         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisition or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three-, six- and twelve-month periods ended December 31, 2002 and 2001 (amounts in thousands except shares and per share amounts):



                                                 Three Months Ended           Six Months Ended          Twelve Months Ended
                                                    December 31,                December 31,                 December 31,
                                                 2002          2001          2002 (a)      2001(b)       2002 (a)     2001 (c)
                                             -----------   -----------   -----------   -----------   -----------   -----------

Operating revenues .......................   $   346,185   $   286,407   $   445,814   $   407,010   $ 1,018,954   $ 1,324,447
                                             ===========   ===========   ===========   ===========   ===========   ===========


Net operating margin (d) .................   $   117,226   $   103,214   $   172,495   $   160,031   $   386,592   $   390,332
                                             ===========   ===========   ===========   ===========   ===========   ===========

Earnings (loss) from continuing operations   $    18,279   $     8,983   $     9,333   $   (21,576)  $    28,446   $    19,404
                                             ===========   ===========   ===========   ===========   ===========   ===========
Earnings from discontinued operations ....   $    11,140   $    10,767   $    13,591   $    10,923   $    24,755   $    21,884
                                             ===========   ===========   ===========   ===========   ===========   ===========

Net earnings (loss) ......................   $    29,419   $    19,750   $    22,924   $   (10,653)  $    53,201   $    41,288
                                             ===========   ===========   ===========   ===========   ===========   ===========

Net  earnings (loss) from continuing
  operations per share (e):
        Basic ............................   $      0.34   $      0.17   $      0.17   $     (0.40)  $      0.53   $      0.36
                                             ===========   ===========   ===========   ===========   ===========   ===========

        Diluted ..........................   $      0.33   $      0.16   $      0.17   $     (0.40)  $      0.51   $      0.34
                                             ===========   ===========   ===========   ===========   ===========   ===========

Net earnings (loss) per share (e):
        Basic ............................   $      0.54   $      0.37   $      0.42   $     (0.20)  $      0.99   $      0.76
                                             ===========   ===========   ===========   ===========   ===========   ===========

        Diluted ..........................   $      0.53   $      0.35   $      0.41   $     (0.20)  $      0.95   $      0.71
                                             ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares outstanding (e):
        Basic ............................    54,206,735    53,323,421    54,010,349    54,187,335    53,797,778    54,622,089
                                             ===========   ===========   ===========   ===========   ===========   ===========

        Diluted ..........................    55,937,697    56,389,022    55,875,307    54,187,335    56,002,239    57,807,411
                                             ===========   ===========   ===========   ===========   ===========   ===========



(a) The six- and twelve-month periods ended December 31, 2002, include an after-tax gain of $10,920,000 on the settlement of the Company's claims against Southwest Gas Corporation ("Southwest Gas"), which was partially offset by related litigation expense of $3,101,000 and $5,717,000, respectively, net of tax. The twelve-month period ended December 31, 2002, also includes a non-cash, after-tax charge of $6,477,000 to reserve for the impairment of the cost of Southern Union's investment in a technology company.

(b) The six-month period ended December 31, 2001, includes an after-tax restructuring charge of $20,409,000, a goodwill impairment charge of $3,358,000, and after-tax litigation expense of $3,061,000 related to Southwest Gas. These charges were partially offset by after-tax gains of $10,712,000 and $2,318,000, respectively, from the settlement of interest rate swaps and the sale of certain subsidiaries and non-core assets.

(c) The twelve-month period ended December 31, 2001, includes after-tax gains of $41,006,000, $10,712,000 and $2,318,000, respectively, from the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation, the settlement of interest rate swaps and the sale of certain subsidiaries and non-core assets. These gains were partially offset by an after-tax restructuring charge of $20,409,000, increased bad debt expense of $10,764,000, net of tax, goodwill amortization of $9,880,000, after-tax litigation expense of $8,027,000 related to Southwest Gas, and a goodwill impairment charge of $3,358,000. Goodwill amortization ceased on July 1, 2001, as a result of the adoption of a new accounting policy.

(d) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(e) All periods have been adjusted for the 5% stock dividend distributed on July 15, 2002.


                                                                 #####